Exhibit 23.2

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-20793, 333-31245, 333-87842, 333-135462, and 333-167373) and the Registration Statements on Form S-3 (File Nos. 333-20699, 333-54738, 333-133632, 333-158714 and 333-167374) of Stewardship Financial Corporation of our report dated March 28, 2013, relating to the 2012 consolidated financial statements appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Livingston, New Jersey

March 26, 2014